As filed with the Securities and Exchange Commission on December 21, 2001

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        AMERICAN PHYSICIANS CAPITAL, INC.
             (Exact name of Registrant as Specified in Its Charter)




          Michigan                                               38-3543910
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


       1301 North Hagadorn Road
        East Lansing, Michigan                                       48823
(Address of Principal Executive Offices)                           (Zip Code)

              American Physicians Assurance Corporation 401(k) Plan
                            (Full Title of the Plan)

                              William B. Cheeseman
                      President and Chief Executive Officer
                        American Physicians Capital, Inc.
                            1301 North Hagadorn Road
                          East Lansing, Michigan 48832
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (517) 351-1150

                                    Copy to:
                               Mark A. Metz, Esq.
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-5434

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
  Title of Securities        Amount To Be         Proposed Maximum       Proposed Maximum           Amount of
    to be Registered           Registered        Offering Price Per     Aggregate Offering       Registration Fee
                                                        Share                  Price
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock          250,000 shares**           $21.175*              $5,293,750*               $1,265.21*
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

*Estimated solely for purposes of computing the registration fee, at $21.175 per share, the average price for shares of the Common Stock on December 17, 2001, as reported on the Nasdaq Stock Market, pursuant to Rule 457(h).

**The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. The Registration Statement shall cover any such additional shares in accordance with Rule 416(a). This registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by American Physicians Capital, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (c) The Plan's Annual Report on Form 11-K for the year ended December 31, 2000; and

         (d) The description of the Company's Common Stock, set forth under the caption "Description of Securities" in the Company's Registration Statement on Form S-1 (File No. 333-41136) which is incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 000-32057) filed with the Commission on December 5, 2000, including any amendment or report filed for the purpose of updating such description, filed under the Securities Exchange Act of 1934, as amended.

         All documents filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Michigan Business Corporation Act

         The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

         The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

         The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

         The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act.

         Bylaws and Articles of Incorporation of the Company

         The Bylaws of the Company require it to reimburse its directors and officers to the fullest extent permitted by law for expenses, judgments, penalties, fines and settlements in connection with legal proceedings to which the director or officer is a party due to their service in any capacity at the Company's request. If the legal proceeding is brought by the Company or on its behalf, the Company's reimbursement obligation is limited to expenses and settlements. In either case, the director or officer must be found to have acted in good faith and in a manner he/she believed to be in the Company's and its shareholders' best interest or not opposed to the Company's or its shareholders' best interest. If the proceeding is a criminal proceeding, the Company must reimburse the director or officer only if he/she had no reasonable cause to believe his/her conduct was unlawful.

         As permitted by law, the Articles of Incorporation of the Company generally limit the personal liability of its directors to the Company and its shareholders for breach of their fiduciary duty. The Articles of Incorporation, however, do not eliminate or limit the liability of a director for any of the following:

         - the amount of a financial benefit received by a director to which he or she is not entitled;

         - intentional infliction of harm on the corporation or its shareholders;

         - a violation of Section 551 of the Michigan Business Corporation Act relating to improper distributions; or

         - an intentional criminal act.

         As a result of this provision, shareholders of the Company may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain an injunction with respect to such actions. The Company has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

          5 The Plan is intended to be qualified under the Internal Revenue Code, Section 401(k). The registrant will submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

         23        Consent of PricewaterhouseCoopers LLP

         24        Power of Attorney (see "Signatures")


Item 9.  Undertakings.

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Lansing, State of Michigan, on December 6, 2001.

                                               AMERICAN PHYSICIANS CAPITAL, INC.



                                               By:  /s/ William B. Cheeseman
                                                    -------------------------
                                                    William B. Cheeseman
                                                    President and Chief
                                                    Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints William B. Cheeseman and Frank H. Freund and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, and confirming all that each such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2001.

                                                       Title


/s/ William B. Cheeseman                               President, Chief Executive Officer and Director
--------------------------------------------------     (Principal Executive Officer)
William B. Cheeseman


/s/ Frank H. Freund                                    Vice President, Treasurer and Chief Financial Officer
--------------------------------------------------     (Principal Financial and Accounting Officer)
Frank H. Freund


/s/ Billy Ben Baumann                                  Director
--------------------------------------------------
Billy Ben Baumann, M.D.


/s/ Thomas R. Berglund                                 Director and Chairman of the Board
--------------------------------------------------
Thomas R. Berglund, M.D.


/s/ Myron R. Emerick                                   Director
--------------------------------------------------
Myron R. Emerick, D.O.

/s/ AppaRao Mukkamala                                  Director
-------------------------------
AppaRao Mukkamala, M.D.


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Lansing, State of Michigan, on December 6, 2001.

                                              AMERICAN PHYSICIANS ASSURANCE
                                              CORPORATION 401(K) PLAN


                                              By:  /s/ Margo C. Runkle
                                                   -----------------------------
                                              Its: Plan Administrator

                                INDEX TO EXHIBITS

Exhibit
Number                          Description


   23      Consent of PricewaterhouseCoopers LLP, independent accountants.